Exhibit (n)
FORM OF
PACIFIC SELECT FUND
MULTI-CLASS PLAN
          This Plan (the “Plan”) is adopted by Pacific Select Fund (the “Fund”) pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), and sets forth the general characteristics of, and the general conditions under which the Fund may offer, multiple classes of shares of its now existing and hereafter created series. This Plan is intended to allow the Fund to offer multiple classes of shares to the full extent and in the manner permitted by Rule 18f-3 under the 1940 Act (the “Rule”), subject to the requirements and conditions imposed by the Rule. This Plan may be revised or amended from time to time as provided below.
CLASS DESIGNATIONS
          Each of the Fund’s constituent series (each, a “Portfolio”) may from time to time issue one or more of the following classes of shares: Class I shares or Class P shares. Each of the classes of shares will represent interests in the same portfolio of investments of the Portfolio and, except as described herein, shall have the same rights and obligations as each other class. Each class shall be subject to such investment minimums and other conditions of eligibility as are set forth in the Fund’s prospectus or statement of additional information as from time to time in effect (the “Prospectus”). The multiple classes offered by the Portfolios are listed on Schedule A attached hereto, which Schedule may be amended to add or remove a Portfolio or Class from time to time.
CLASS CHARACTERISTICS
          Class I shares may be offered to qualified institutional investors including, but not limited to, separate accounts of Pacific Life Insurance Company (“Pacific Life”) and separate accounts of other life insurance companies that fund variable life insurance policies and variable annuity contracts (“Variable Contracts”). Class P shares may be offered to Portfolios of the Fund that are funds-of-funds, which invest in shares of the Portfolios of the Trust. Shares of any class may be offered only to persons who are eligible to invest in the Fund consistent with the Fund serving as an investment vehicle for Variable Contracts and consistent with separate accounts of insurance companies that fund such contracts looking through to each Portfolio of the Fund for purposes of meeting the diversification requirements applicable to variable contracts as specified in Treas. Reg. 1.817-5.
          Class I shares may be offered at net asset value (“NAV”) without the imposition of a front-end sales charge and without a contingent deferred sales charge (“CDSC”). Class S shares are not subject to an asset based fee assessed pursuant to a distribution and service plan (“Distribution Plan”) adopted under Rule 12b-1 of the 1940 Act (“12b-1 fees”). Class I shares may be subject to a fee not to exceed 0.25%, which may be for “service fees” as that term is used in Rule 2830(d) (or any successor rule) of the Rules of Conduct of the National Association of Securities Dealers or its successor organization, Financial Industry Regulatory Authority (referred to herein as, “NASD”) pursuant to a service plan approved by the Fund’s Board of Trustees (the “Board”). The class may also pay for services provided to shareholders of that class pursuant to a contract between the Fund and a service provider (“Service Agreement”) that is approved by the Board and that specifies such services and the fee to be paid therefore. The amount of any fees paid pursuant to a service plan or any Service Agreements shall be disclosed in the Prospectus that offers shares of the class to the extent and in a manner required by the 1940 Act..
     Class P shares may be offered at NAV without the imposition of a front-end sales charge and without a CDSC. Class P shares are not subject to 12b-1 fees. Class P shares are not subject to “service fees” as that term is used in Rule 2830(d) of the Rules of Conduct of the NASD.
          Each class of shares described herein is subject to other investor qualifications and minimum investment requirements as described in the Prospectus for each of those classes.
ALLOCATIONS TO EACH CLASS
          EXPENSE ALLOCATIONS
          Subject to the oversight of the Board, including the Trustees who are not “interested persons” of the Fund, as that term is defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), the following “Class Expenses” may, to the extent the Fund is required to bear such expenses under the Advisory Agreement, Support Services Agreement, any Service Agreement and other agreements to which the Fund is a party, be allocated on a class-by-class basis: (a) printing and postage expenses related to preparing and distributing materials such as, (but not limited to), shareholder reports, prospectuses, statements of additional information, and proxy statements to current or prospective shareholders of a specific class; (b) SEC registration fees incurred with respect to a specific class; (c) state blue sky and foreign registration fees and expenses incurred with respect to a specific class; (d) the expenses of services rendered to support shareholders of a specific class including, but not limited to, transfer agency services to shareholders of such class, services necessary to ascertain the eligibility of persons to invest in a class (such as services necessary to make sure that qualified plans that invest in such class are duly qualified under tax law), providing information to or answering questions from shareholders of such class; (e) litigation and other legal expenses relating to a specific class; (f) Trustees’ fees or expenses incurred as a result of issues relating to a specific class of shares; (g) accounting and consulting fees and expenses relating to a specific class, including the cost of calculating dividends for a class; (h) any fees imposed pursuant to a non-Rule 12b-1 shareholder services plan that relate to a specific class; and (i) any additional expenses, not including investment expenses, investment advisory fees, custodial fees or other expenses relating to the management of the Fund’s assets, if such expenses are actually incurred in a different amount with respect to a class that are of a different kind or to a different degree than with respect to one or more other classes.
          With respect to each Portfolio of the Fund, all expenses not hereafter designated as Class Expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Portfolio (“Portfolio Expenses”).
          However, notwithstanding the above, the Fund may allocate all expenses other than Class Expenses on the basis of the relative net assets (settled shares) of each class, as permitted by Rule 18f-3 under the 1940 Act.
          WAIVERS AND REIMBURSEMENTS
          Pacific Life Fund Advisors LLC (“PLFA”), the adviser to each Portfolio, any Portfolio Manager to a Portfolio, or the Distributor may, to the extent permissible under applicable law, choose to waive or reimburse 12b-1 fees or any Class Expenses on a voluntary or contractual basis. Such waiver or reimbursement may, to the extent permissible under applicable law, be applicable to some or all of the classes and may be in different amounts for one or more classes.
          INCOME, GAINS AND LOSSES
          With respect to each Portfolio, income and realized and unrealized capital gains and losses shall be allocated to each class on the basis of the net assets of that class in relation to the net assets of that Portfolio.
          A Portfolio may allocate income and realized and unrealized capital gains and losses to each share based on relative net assets (settled shares) of each class, as permitted by the Rule.
CONVERSION AND EXCHANGE
          The Class I and Class P will not convert into another Class.
EXCHANGE FEATURES
          Shares of each class generally will be permitted to be exchanged only for shares of a class with similar characteristics in another Portfolio. For example, Class I shares of one Portfolio may be exchanged for Class I shares of another Portfolio and Class P shares of one Portfolio may be exchanged for Class P shares of another Portfolio.
DIVIDENDS
          Dividends paid by the Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time and will be in the same amount per share, except that any transfer agency costs or, if applicable, Class Expenses relating to a class shall be borne exclusively by that class.

VOTING RIGHTS
          Each share of each Portfolio entitles the shareholder of record to one vote. Each class of shares of the Portfolio will vote separately as a class with respect to any matters for which class voting is required under applicable law.
RESPONSIBILITIES OF THE TRUSTEES
          On a periodic basis, the Trustees shall monitor the Fund and each Portfolio for the existence of any material conflicts among the interests of the classes of shares. The Trustees shall further monitor on a periodic basis the use of waivers or reimbursement by PLFA and the Distributor of expenses to guard against cross-subsidization between classes. The Trustees, including a majority of the Independent Trustees, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. If a conflict arises, PLFA and the Distributor at their own cost, will take any action necessary to remedy the conflict.
REPORTS TO THE TRUSTEES
          PLFA and the Distributor will be responsible for reporting any potential or existing conflicts among the classes of shares to the Trustees.
AMENDMENTS
          The Plan may be amended from time to time in accordance with the provisions and Requirements of the Rule.
Adopted this 11th day of January, 2011.

PACIFIC SELECT FUND
MULTI-CLASS PLAN
SCHEDULE A*

Portfolios	Class I	Class P
Small-Cap Growth Portfolio	X	X
International Value Portfolio	X	X
Long/Short Large-Cap Portfolio	X	X
International Small-Cap Portfolio	X	X
Equity Index Portfolio	X	X
Mid-Cap Value Portfolio	X	X
Small-Cap Index Portfolio	X	X
Dividend Growth Portfolio	X	X
American Funds Asset Allocation Portfolio	X	X
American Funds Growth Portfolio	X	X
American Funds Growth-Income Portfolio	X	X
Large-Cap Value Portfolio	X	X
Technology Portfolio	X	X
Short Duration Bond Portfolio	X	X
Floating Rate Loan Portfolio	X	X
Diversified Bond Portfolio	X	X
Growth LT Portfolio	X	X
Health Sciences Portfolio	X	X
Mid-Cap Equity Portfolio	X	X
Large-Cap Growth Portfolio	X	X
International Large-Cap Portfolio	X	X
Small-Cap Value Portfolio	X	X
Main Street Core Portfolio	X	X
Emerging Markets Portfolio	X	X
Cash Management Portfolio	X	X
High Yield Bond Portfolio	X	X
Managed Bond Portfolio	X	X
Inflation Managed Portfolio	X	X
Comstock Portfolio	X	X
Mid-Cap Growth Portfolio	X	X
Real Estate Portfolio	X	X
Small-Cap Equity Portfolio	X	X
Focused 30 Portfolio	X	X
Inflation Protected Portfolio	X	X

Portfolios	Class I	Class P
Pacific Dynamix Portfolios

Pacific Dynamix — Conservative Growth	X
Pacific Dynamix — Moderate Growth	X
Pacific Dynamix — Growth	X
PD Large-Cap Value Index		X
PD Large-Cap Growth Index		X
PD Small-Cap Value Index		X
PD Small-Cap Growth Index		X
PD Aggregate Bond Index		X
PD High Yield Bond Index		X
PD International Large-Cap		X
PD Emerging Markets		X

Portfolio Optimization Portfolios

Portfolio Optimization Conservative	X
Portfolio Optimization Moderate-Conservative	X
Portfolio Optimization Moderate	X
Portfolio Optimization Growth	X
Portfolio Optimization Aggressive-Growth	X

*	Effective May 1, 2011